McGLADREY & PULLEN, LLP
                     Certified Public Accountants and Consultants



                           CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated September 29, 1998, on the financial statements of Templeton Growth Fund, Inc. referred to therein, which appears in the 1998 Annual Report to Shareholders and which is incorporated herein by reference, in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A, File No 33-9981, as filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Auditor."

                                        /s/MCGLADREY & PULLEN, LLP
                                        McGladrey & Pullen, LLP


New York, New York
December 30, 1998